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                                                                  EXHIBIT 10.20

            [MITSUBISHI MOTOR SALES OF AMERICA, INC. LETTERHEAD]




                                 June 20, 1997



Mr. B. B. Hollingsworth, Jr.
Group 1 Automotive, Inc.
950 Echo Lane, Suite 348
Houston, Texas  77024

         RE:     Beneficial Ownership
                 Mike Smith Autoplaza, Inc. dba Mike Smith Mitsubishi

Dear Mr. Hollingsworth:

This letter confirms that the beneficial ownership in your MMSA Dealership Corporation is as follows:

                          NAME                     VOTING STOCK

                 Group 1 Automotive, Inc.               100%

You have requested that MMSA make an exception to its policy that the controlling ownership interest in an authorized MMSA Dealer Corporation be in the name of a natural person and not a corporation.

This letter advises you that MMSA hereby approves the above-described ownership of Mike Smith Autoplaza, Inc. dba Mike Smith Mitsubishi, conditioned on your agreement that so long as you are doing business as an authorized MMSA dealer to the extent that the Dealer Agreement refers to changes in the controlling ownership interest (i) IT SHALL BE DEEMED TO REFER TO THE OWNERSHIP OF MIKE SMITH AUTOPLAZA, INC. AS WELL AS THE OWNERSHIP OF ANY DIRECT OR INDIRECT PARENT COMPANY OF MIKE SMITH AUTOPLAZA, INC. AND (ii) THE TERMS OF THE ATTACHED APPENDIX SHALL DEFINE A CHANGE IN OWNERSHIP OF ANY PUBLICLY-TRADED PARENT COMPANY OF MIKE SMITH AUTOPLAZA, INC.
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Mr. B. B. Hollingsworth, Jr.
June 20, 1997
Page 2



If all the above is agreeable to you, please indicate your acceptance thereof by signing the enclosed duplicate originals of this letter in the space provided below and returning the same to us, upon which the foregoing approval shall become effective.

                                                   Very truly yours,



                                                   N. Kevin Ormes
                                                   Group Vice President
                                                   Sales & Marketing

NKO/ash

ACCEPTED AND AGREED TO:

ON BEHALF OF MIKE SMITH AUTOPLAZA, INC.
DBA MIKE SMITH MITSUBISHI
AND GROUP 1 AUTOMOTIVE, INC.


By:
   -------------------------------
Title:
      ----------------------------
Date:
     -----------------------------
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                                                                        APPENDIX


                                   CHANGE IN
                    MAJORITY OWNERSHIP OR CONTROL OF DEALER


         The Dealer Sales and Service Agreement (the "Dealer Agreement") between Mitsubishi Motor Sales of America, Inc. ("MMSA") and Mike Smith Autoplaza, Inc. dba Mike Smith Mitsubishi (the "Dealer") prohibits a change of majority ownership or control of the Dealer without the prior written approval of MMSA, which approval will not be unreasonably withheld. The purpose of this provision, together with the provision requiring MMSA approval for a change in the Executive Managers of the Dealer, is to preserve the identity of the owners and managers whose automotive industry experience, reputation and abilities were the basis for MMSA's decision to award to the Dealer the Mitsubishi automobile dealership. A failure to observe these provisions can result in termination of the Dealer Agreement.

         Some Mitsubishi Dealers, or one of their parent entities in a chain of ownership, may consist of entities whose equity securities are, or will in the future become, publicly traded. The purpose of this letter is to explain in greater detail what constitutes a change of ownership or control of the Dealer in that context.

         For purposes of this letter, capitalized terms used herein without definition shall have the meanings ascribed to them in the Dealer Agreement. Additionally, the following definitions shall apply herein:

                 "Group" shall have the meaning contemplated in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                 "Majority Ownership" of a Dealer or other Person shall mean beneficial ownership or control, directly or indirectly, of either (a) a majority of the outstanding equity securities of such Dealer or other Person entitled to vote generally in the election of directors, trustees or members of any other governing body of such Dealer or other Person or (b) equity securities of such Dealer or other Person representing a majority of all outstanding votes entitled to be cast in the election of directors, trustees or members of any other governing body of such Dealer or other Person.

                 "Parent Company" shall mean a Person holding, directly or indirectly, Majority Ownership of the Dealer.

                 "Person" shall mean to any individual, corporation, partnership, trust, or other entity.





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Mr. B. B. Hollingsworth, Jr.
June 20, 1997
Page 2


         For a Dealer whose equity securities are publicly traded, and for a Dealer having one or more Parent Companies with publicly traded equity securities, a change of majority ownership or control of such Dealer will be deemed to have occurred upon the happening or existence of any of the following events or circumstances:

         (a) Any Person or Group acquires Majority Ownership of the Dealer or a Parent Company thereof after the date hereof; or

         (b) During any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Dealer or any Parent Company (together with any new directors whose election or appointment by such board of directors or whose nomination for election by the stockholders of such Dealer or Parent Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Dealer or Parent Company then in office.

         Please acknowledge your understanding of and agreement with the foregoing by executing a copy of this letter in the space provided below and returning such copy to Kirk Taylor, Regional Market Representation Manager.

ACKNOWLEDGED AND AGREED TO:


SIGNATURE



By:                                        Date:
   --------------------------                   ------------------------

      ON BEHALF OF MIKE SMITH AUTOPLAZA, INC.

      DBA MIKE SMITH MITSUBISHI

      AND GROUP 1 AUTOMOTIVE, INC.